EXHIBIT 10.59
                         AGREEMENT

THIS AGREEMENT ("Agreement") entered into the 25th day of July 1996, by and between:

American Quality Manufacturing, Inc. d/b/a American Cabinet, Inc. a Delaware Corporation, (hereinafter referred to as "American"), and Miller Building Systems, Inc. an Indiana Corporation (hereinafter referred to as "Miller").

                          RECITALS

WHEREAS American is currently leasing a certain real property ("Property") from the Board of County Commissioners, Coffey County, Kansas ("County"):

WHEREAS Miller wants to cause American to cancel its lease with the County so that it may enter into a lease arrangement of its own with the County:

                     TERMS OF AGREEMENT

NOW THEREFORE, for valuable consideration, the parties hereto agree as follows:

1.   Payment.
       Miller agrees to pay to American, Eight Hundred Thousand dollars ($800,000) as follows:
        a. Four Hundred Thousand dollars ($400,000) at date of signing of agreements between American and Miller and County (on or about August 5, 1996).
        b. The balance of Four Hundred Thousand dollars ($400,000) to be paid within five (5) days after American vacates the leased premises and receives signed acceptance and release agreements from the County accepting same for lease to Miller.

2.   Miscellaneous.
        a. Amendment. This Agreement may be amended, modified, or supplemented only by an instrument in writing executed by all the parties hereto.
        b. Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transaction contemplated hereby shall be assignable by any party hereto without the written consent of the party not seeking assignment.
        c. Parties In Interest: No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other Agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.
        d. Entire Agreement. This Agreement hereby constitutes the entire agreement of the parties regarding the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
        e. Notice. Any notice of communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and shall be sufficiently made and given only when it is mailed by certified mail, return receipt requested, with proper postage affixed, or by Federal Express with proof of receipt, or by fax transmission which is confirmed to have been received and followed by hard copy addressed as follows:

If to American:

     American Quality Manufacturing, Inc.
     1655 Amity Road
     Conway, Arkansas  72032
     Attention:   Clifford E. Patton


If to Miller:

     Miller Building Systems, Inc.
     P.O. Box 1283
     Elkhart, IN  46515
     Attention:   Edward C. Craig




AMERICAN QUALITY MANUFACTURING, INC.


\CLIFFORD E. PATTON
CLIFFORD E. PATTON - PRESIDENT/CEO



MILLER BUILDING SYSTEMS, INC.


\EDWARD C. CRAIG
EDWARD C. CRAIG - PRESIDENT/CEO